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                                        LEASE


     This lease is made between Security Financial Services, L.L.C, herein called Lessor, and Casino Resource Corporation, herein called Lessee.

     Lessee hereby offers to lease from Lessor the premises situated in the City of Ocean Springs, County of Jackson, State of Mississippi, described as the land and building depicted in Exhibit "A", upon the following terms and conditions:

     1. TERM AND RENT.  Lessor demises the above premises for a term of five
(5) years, commencing May 15, 1997 and terminating on May 14, 2002, or sooner as provided herein at the annual rental of Seventy-three Thousand Five Hundred and no/100 ($73,500.00) payable in equal monthly installments. Upon the execution of this lease, Lessee will tender 1 1/2 months rent which shall be credited to the first 1 1/2 months rent. Thereafter, each month's rent shall be due in advance on the first day of each month for that month's rental, but no later than the seventh day.

       The rent which Lessee agrees to pay Lessor during the basic term shall be adjusted up to the amount determined through multiplying the annual rental paid for the first lease year by a percentage equal to the percentage increase in the Consumer Price Index for the United States as published by the Bureau of Labor Statistics, U.S. Department of Labor, or its successor index, on the next ensuing year anniversary date of this lease. However, both parties agree to an annual cap of five (5 %) percent.

     2. USE. Lessor warrants that the Lessee shall receive quiet use ad enjoyment of the leasehold premises. Lessee shall use and occupy the premises for its corporate offices. Lessor represents that the premises may lawfully be used for such purpose.

     3. CARE AND MAINTENANCE OF PREMISES. Lessee acknowledges that the premises are in good order and repair, unless otherwise indicated herein. Lessee shall, at his own expense and at all times, maintain the premises in good and safe condition, including plate glass, electrical wiring, plumbing and heating installations and any other system or equipment upon the premises, and shall surrender the same at termination hereof, in as good condition as received normal wear and tear excepted. Lessee shall he responsible for all repairs required, excepting the roof, exterior walls, and structural foundations. Lessee shall be the beneficiary of all guarantees and warranties issued to Lessor and Lessor shall perfect same.

     4. ALTERATIONS. Lessee may make alterations on the interior with Lessor's written permission. Such approval shall not be unreasonably withheld.

     5. ORDINANCES AND STATUTES. Lessee shall comply with all statutes, ordinances and requirements of all municipal, state and federal authorities now in force, or which may hereafter be in force, pertaining to the premises, occasioned by or affecting the use thereof by Lessee, as long

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as Lessee is able to quietly enjoy premises.  Lessor warrants that he is not aware of any special assessments or requirements imposed by any agency that he has not disclosed in writing to Lessee (see Exhibit "B").

     6. ASSIGNMENT AND SUBLETTING. Lessee shall have the right to assign this lease or sublet any portion of the premises, but shall at all times be responsible for lease.

     7. UTILITIES. All applications and connections for necessary utility services on the demised premises shall be made in the name of Lessee only, and Lessee shall he solely liable for utility charges as they become due, including those for sewer, water, gas, electricity and telephone services.

     8. POSSESSION. Lessee shall not be liable for any rent until possession is delivered. Lessee may terminate this lease if possession is not delivered within 20 days of the commencement of the term hereof. Lessee shall conduct a walk through with Lessor on or before May 15, 1997, to go over completed checklist which Lessor and his contractor agreed to complete at Lessor's expense.

     9. INSURANCE. It shall be the obligation of Lessor to insure the improvements on the leased premises against loss or damage by fire, windstorm or other casualty as he deems appropriate. Any amounts which may become payable under said policies of insurance shall be the sole property of Lessor, and Lessee hereby waives any and all claims he may have to said insurance proceeds. However, Lessor shall make all appropriate repairs to the building, as the Lessee deems appropriate, from any casualty.

     It shall be the obligation of Lessee to obtain insurance against liability for bodily injury for Lessee's lease of Lessor's premises, in amounts of not less than One Million and no/100 ($1,000,000.000) Dollars, and Lessor shall be named as an additional insured with evidence of such insurance being in force during this lease and provided by Lessee to Lessor.

     It shall be the obligation of Lessee to insure their inventory, any property, all goods ad chattels inside the leased premises against loss or damage as Lessee deems appropriate. Any amounts which may become payable under said policies of insurance shall be the sole property of Lessee, and Lessor hereby waives any and all claims he may have to said insurance proceeds relating to Lessee's inventory, property, goods and chattels.

     10. INDEMNIFICATION. Lessee covenants and warrants that it will indemnify Lessor and save Lessor harmless from any and all claims, damages, liabilities, and expense by Lessee, its agents, servants, employees, third persons caused from loss of life, personal injury, damage to property or any other loss arising (a) out of any occurrence in or at the leased premises, or the occupancy of use by Lessee occurring at any time during this lease or extension thereof; (b) out of any at of omission of Lessee, its employees, servants, agents or concessionaires. If Lessor should be made a party to any litigation commenced by or against Lessee, Lessee shall protect, indemnify, and hold Lessor harmless and pay all costs, expenses, and reasonable attorney's fees that may be incurred or paid by

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Lessor in enforcing the covenants and conditions of this agreement.  There is by agreement, specifically excluded from this hold harmless and indemnity clause all claims, actions, expenses and damages for loss of life, personal injury, damage to property or other loss arising out of any act or omission of Lessor, its agents, servants, and employees.

     11. EMINENT DOMAIN. If the premises or any part thereof or any estate therein, or any other part of the building materially affecting Lessee's use of the premises, shall be taken by eminent domain, this lease shall terminate on the date when title vests pursuant to such taking. The rent, and any additional rent, shall be apportioned as of the termination date, and any rent paid for any period beyond that date shall be repaid to Lessee. Lessee shall not be entitled to any part of the award for such taking or any payment in lieu thereof but Lessee may file a claim for any taking of fixtures and improvements owned by Lessee, and for moving expenses.

     12. DESTRUCTION OF PREMISES. In the event of a partial destruction of the premises during the term hereof from any cause, Lessor shall forthwith repair the same, provided that such repairs can be made within sixty (60) days under existing governmental laws and regulations, but such partial destruction shall not terminate this lease, except that Lessee shall be entitled to a proportionate reduction of rent while such repairs are being made, based upon the extent to which the making of such repairs shall interfere with the business of Lessee on the premises. If such repairs cannot be made within said sixty (60) days, Lessor, at his option may make the same within a reasonable time, this lease continuing in effect with the rent proportionately abated as a foresaid, and in the event that Lessor shall not elect to make such repairs which cannot be made within sixty (60) days, this lease may be terminated at the option of either party. In the event that the building in which the demised premises may be situated is destroyed to an extent of not less than one-third of the replacement costs thereof Lessor may elect to terminate this lease whether demised premises be injured or not. A total destruction of the building in which the premises may be situated shall terminate this lease.

     13. LESSOR'S REMEDIES ON DEFAULT. If Lessee defaults in the payment of rent, or any additional rent, or defaults in the performance of any of the other covenants or conditions hereof, Lessor may give Lessee notice of such default and if Lessee does not cure any such default within five (5) days, after the giving of such notice (or if such other default is of such nature that it cannot be completely cured within such period, if Lessee does not commence such curing within such five (5) days and thereafter proceed with reasonable diligence and in good faith to cure such default), then Lessor may terminate this lease on not less than five (5) days' notice to Lessee. On the date specified in such notice the term of this lease shall terminate, and Lessee shall then quit and surrender the premises to Lessor, but Lessee shall remain liable as hereinafter provided. If this lease shall have been so terminated by Lessor, Lessor may at any time thereafter resume possession of the premises by any lawful means and remove Lessee or other occupants and
their effects.   No failure to enforce any term shall be deemed a waiver.

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     If the premises shall be abandoned during the term or if Lessee shall be evicted from said premises by summary proceedings or otherwise, or in the event of the commencement of any bankruptcy proceedings by or against Lessee which are not discharged or dismissed within thirty (30) days, or upon the happening of any event of default as provided above, Lessor may at its election terminate this lease (in which event Lessor shall be entitled to recover damages for any such default), or Lessor may reenter the same by force or otherwise, without being liable for prosecution therefor, and may re-let the premises at any time as agent of Lessee, applying any monies collected first to costs, fees and expenses of collecting, then to the expense of obtaining possession, then to the payment of the rent and all other sums owing and to become owing Lessor and paying any surplus thereof to Lessee; and such reentry and re-letting shall not discharge Lessee from liability for rent or from any other covenant of this lease by Lessee to be kept and performed.

     14. TAXES AND ASSESSMENTS. In the event there is any increase during any year of the term of this lease in the City, County or State real estate taxes over and above the amount of such taxes assessed for the tax year during which the term of this lease commences, whether because of increased rate or valuation, Lessee shall pay to Lessor upon presentation of paid tax bills an amount equal to 100% of the increase in taxes upon the land and building in which the leased premises are situated. In the event that such taxes are assessed for a tax year extending beyond the term of the lease, the obligation of Lessee shall be proportionate to the portion of the term included in such year. Lessor shall be required to fund any special assessments levied on the building by County, City or State governments. Lessee agrees to pay all city and county ad valorem taxes.

     15. ATTORNEY'S FEES. In case suit should be brought for recovery of the premises, or any sum due hereunder, or because of any act which may arise out of the possession of the premises, by either party, the prevailing party shall be entitled to all costs incurred in connection with such action including reasonable attorney's fees.

     16. NOTICES. Any notice which either party may, or is required to give, shall be given by mailing the same, postage prepaid, to Lessee at the premises, or Lessor at the address shown below, or at such other places as may be designated by the parties from time to time.

     17. HEIRS, ASSIGNS, SUCCESSORS. This lease is binding upon and inures to the benefit of the heirs, assigns, and successors in interest to the parties.

     18. OPTION TO RENEW. Lessee shall have four five-year options to renew the lease commencing at the expiration of the initial lease term. All of the terms and conditions of the lease shall apply during the renewal terms. The options shall be exercised by written notice given to Lessor not less than ninety (90) days prior to the expiration of the initial lease term.

     19. SUBORDINATION. Lessor warrants and represents that there are no mechanics' liens or

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any other liens that the leasehold premises is subject to.

     20. SPECIAL CONDITIONS. Lessor shall provide a Five Hundred and no/100 ($500.00) Dollar credit for missing light fixtures. Lessee will purchase one
(1) fire proof filing cabinet for One Hundred and no/100 (100.00) Dollars. Lessee shall purchase one (1) antique mantel for Two Hundred and no/100 ($200.00) Dollars. Any changes or alterations to the original design as disclosed by Lessor shall be paid for by Lessee.

     21. ASSIGNMENT OF LEASE.  Lessor has the right to assign this lease.

     22. OTHER CONDITIONS.  If any.  If none, so state.

     23. ENTIRE AGREEMENT. The foregoing constitutes the entire agreement between the parties and may be modified only by a writing signed by both parties. The following Exhibits, if any, have been made a part of this lease before the parties' execution hereof.

Signed MI      day of May, 1997.

CASINO RESOURCE CORPORATION,       SECURITY FINANCIAL SERVICES, L.L.C.,
Lessee                             Lessor



By: /s/ John J. Pilger             By: /s/ Harry Geller
    ----------------------------       ----------------------------
John J. Pilger, CEO                Harry Geller, President


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